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                                                                       EXHIBIT 5


                             [WILLIAMS LETTERHEAD]


                                October 12, 2000

Williams Communications Group, Inc.
One Williams Center
Tulsa, Oklahoma 74172

         Re: Offer to Exchange Senior Redeemable Notes due 2008 and 2010

Ladies and Gentlemen:

         I am General Counsel of The Williams Companies, Inc., the parent company of Williams Communications Group, Inc., a Delaware corporation (the "Company"), and I, or attorneys responsible to me, have acted as counsel for the Company in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed offering of up to $575 million aggregate principal amount of 11.70% Senior Redeemable Notes due 2008 and $425 million aggregate principal amount of 11.875% Senior Redeemable Notes due 2010 (collectively, the "Exchange Notes") in exchange for up to $575 million aggregate principal amount of 11.70% Senior Redeemable Notes due 2008 and $425 million aggregate principal amount of 11.875% Senior Redeemable Notes due 2010 originally issued and sold in reliance upon an exemption from registration under the Securities Act (collectively, the "Original Notes"). The Exchange Notes are to be issued under an Indenture dated as of August 8, 2000, between the Company and The Bank of New York, as Trustee (the "Indenture").

         In reaching the conclusions expressed in this opinion, I or persons responsible to me, have (a) examined the Registration Statement, the prospectus contained therein, the Indenture, and such certificates of public officials and of corporate officers and directors as we have deemed necessary or appropriate for the purpose of rendering this opinion, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing, I am of the opinion that the Exchange Notes have been duly authorized by the Company and that, when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered in exchange for the Original Notes as described in the Registration Statement, the Exchange Notes will be validly issued and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


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         I am a member of the bars of the States of Oklahoma and New York, and accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the State of Oklahoma, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, insofar as such laws are applicable.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and related prospectus filed with the Securities and Exchange Commission and to the reference to me under the caption "Legal Matters" therein. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any duty to advise you as to changes of fact or law coming to my attention after the date hereof.


                                   Sincerely,


                                   /s/ WILLIAM G. VON GLAHN
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                                   William G. von Glahn
                                   General Counsel of
                                   The Williams Companies, Inc.